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                                    EX. 10.5

                                      FIRST
                                AMENDMENT TO THE
                                     KEYCORP
                          SUPPLEMENTAL RETIREMENT PLAN



         WHEREAS, KeyCorp has established the KeyCorp Supplemental Retirement Plan (the "Plan"), and

         WHEREAS, the Board of Directors of KeyCorp has authorized its Compensation Committee to permit amendments to the Plan, and

         WHEREAS, the Compensation Committee of the Board of Directors of KeyCorp has authorized the execution of this Amendment,

         NOW, THEREFORE, pursuant to such action of the Compensation Committee, the Plan is hereby amended as follows:

         1. Section 2.1(l) is amended to delete in its entirety and to substitute therefore the following:

            (l) "INCENTIVE COMPENSATION PLAN" shall mean the KeyCorp Annual Incentive Plan, the KeyCorp Long Term Incentive Plan, and/or such other Employer-sponsored line of business incentive compensation plans that KeyCorp in its sole discretion determines constitutes an "Incentive Compensation Plan" for purposes of this Section 2.1(l).

         2. The Plan is amended to add a new Article X to the Plan to read in its entirety as follows:

                                    ARTICLE X
                                    ---------
                                CHANGE OF CONTROL
                                -----------------

         Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control, a Participant's interest in his or her Supplemental Retirement Benefit shall vest, and the Participant shall be entitled to receive an immediate distribution of his or her Supplemental Retirement Benefit, if on and after a Change of Control the Participant has at least five (5) years of Benefit Service, and (i) the Participant's employment is terminated by his or her Employer and any other Employer without cause, or (ii) the Participant resigns within two years following a Change of Control as a result of the Participant's mandatory relocation, reduction in the Participant's base salary, reduction in the Participant's average annual incentive compensation (unless such reduction is attributable to the overall corporate or business unit performance), or the Participant's exclusion from stock option programs as compared to comparably situated Employees.


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         For purposes of this Article X hereof, a "Change of Control" shall be deemed to have occurred if under a rabbi trust arrangement established by KeyCorp ("Trust") as such Trust may from time to time be amended or substituted, the Corporation is required to fund the Trust to secure the payment of any Participants' Plan benefits payable hereunder because a "Change of Control" as defined in the Trust has occurred on and after January 1, 1999.

         3. Except as otherwise amended herein, the Plan shall remain in full force and effect.


         IN WITNESS WHEREOF, KeyCorp has caused this First Amendment to the Plan to be executed by its duly authorized officer to be effective as of the ___ day of July, 1999.


                                     KEYCORP


                                     By:
                                         -------------------------------

                                     Title:
                                            ----------------------------


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